As filed with the Securities and Exchange Commission on October 23, 2000 Registration No. 333-____

===============================================================================

DOCSSF1:484101.1
5582-5 YJ1
                                                     FORM S-8

                                              REGISTRATION STATEMENT
                                                       Under
                                            THE SECURITIES ACT OF 1933

                                                  --------------

                                               FRITZ COMPANIES, INC.
                             (Exact name of issuer as specified in its charter)
                                                  --------------

                    Delaware                                      94-3083515
          (State or other jurisdiction                        (I.R.S. employer
        of incorporation or organization)                 identification number)
                                706 Mission Street, San Francisco, CA 94103
                            (Address of principal executive offices) (Zip Code)

                                           FRITZ COMPANIES, INC.
                                      EMPLOYEE STOCK PURCHASE PLAN
                                   1992 OMNIBUS EQUITY INCENTIVE PLAN
                                       (Full title of the plans)

                                             Jan H. Raymond
                                            General Counsel
                                          FRITZ COMPANIES, INC.
                                           706 Mission Street
                                    San Francisco, California 94103
                               (Name and address of agent for service)

                                             (415) 538-0420
                (Telephone number, including area code, of agent for service)


                                               Copy to:

                                         Paul Borden, Esq.
                                 Orrick, Herrington & Sutcliffe LLP
                                         400 Sansome Street
                                    San Francisco, California 94111

                                                       --------------




                         CALCULATION OF REGISTRATION FEE

==========================    =================    =======================    =========================    =================
                                   Amount             Proposed Maximum            Proposed Maximum
 Title of Securities to            to be             Offering Price Per          Aggregate Offering           Amount of
      be Registered              Registered              Share (1)                   Price (1)             Registration Fee

--------------------------    -----------------    -----------------------    -------------------------    -----------------
----------------------------------------------------------------------------------------------------------------------------
Common Stock (Employee       200,000 shares            $8.50 (2)                 $1,700,000 (2)              $448.80
Stock Purchase Plan)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Common Stock                2,000,000 shares           $8.50 (3)                $17,000,000 (3)             $4,488.00
(1992 Omnibus Equity
Incentive Plan)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
TOTAL                       2,200,000 shares                                                                $4,936.80
============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of $8.50per share, the average of the high and low prices for the Common Stock on October 19, 2000 as reported by the NASDAQ Stock Exchange, multiplied by 90%, which is the percentage of the trading purchase price applicable to purchases under the Plan.

(3) Estimated solely for the purpose of calculating the registration fee on the basis of $8.50 per share, the average of the high and low prices for the Common Stock on October 19, 2000 as reported by the NASDAQ Stock Exchange.

DOCSSF1:484101.1
5582-5 YJ1                                                8

DOCSSF1:484101.1
5582-5 YJ1                                                3
                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation Of Certain Documents By Reference.

                  The following documents are incorporated by reference in this registration statement:

                  (i) The Registrant's  latest annual report,  filed pursuant to
Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (i) above.

                  (iii) The description of the class of securities to be offered under this registration statement contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Registrant after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.           Description Of Securities.

                  Inapplicable.


Item 5.           Interests Of Named Experts And Counsel.

                  Inapplicable.


Item 6.           Indemnification of Directors and Officers.

                  Section  145 of the  General  Corporation  Law of the State of
Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

                  The Registrant's Certificate of Incorporation provides for indemnification of officers and directors to the fullest extent permitted by Delaware Law.

                  In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that contained in the Restated Certificate of Incorporation and By-laws. The Registrant also carries liability insurance covering officers and directors.

                  The Registrant's Employee Stock Purchase Plan (the "ESPP") contains indemnification provisions, indemnifying the ESPP's named fiduciaries and any other officers or employees of the Registrant to which fiduciary duties have been delegated arising out of an alleged breach of their fiduciary duties under the ESPP and under ERISA, except those involving gross negligence or willful misconduct. The Registrant's 1992 Omnibus Equity Incentive Plan (the "1992 Plan") provides for the indemnification of the members of the Board of Directors of the Registrant and members of the 1992 Plan administration committee of the Board.


Item 7.           Exemption From Registration Claimed.

                  Inapplicable.


Item 8.           Exhibits.

5.1      Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1     Consent of KPMG LLP.

23.2     Consent of Orrick, Herrington & Sutcliffe LLP is included in
         Exhibit 5.1 to this Registration Statement.

24.1     Power of Attorney (included on signature page).

99.1     Fritz Companies, Inc. Employee Stock Purchase Plan.

99.2 Amendment Number 3 to the Fritz Companies, Inc. 1992 Omnibus Equity Incentive Plan (Amended May 17, 1994).


Item 9.           Undertakings.

(a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


The Registrant

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 19th day of October, 2000.

                                                     FRITZ COMPANIES, INC.
                                                              (Registrant)


                                           By:
                                             /s/             John R. Skidmore
                                                Vice President, Human Resources
POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jan Raymond his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                        Title                               Date

Principal Executive Officer:


_________________________                                       October 20, 2000
/s/ Raymond L. Smith             Chief Executive Officer

Principal Financial Officer:

_________________________                                       October 20, 2000
/s/         Ronald F. Dutt       Executive Vice President and
                                 Chief Financial Officer

Principal Accounting Officer:

_________________________                                       October 20, 2000
/s/  Janice J. Washburn           Vice President, Controller
                                  and Chief Accounting Officer

Directors:


---------------------------------
/s/ Lynn C. Fritz                 Director                      October 20, 2000


---------------------------------
/s/ James Gilleran                Director                      October 20, 2000


------------------------------------------
/s/ Preston Martin                Director                      October 20, 2000


------------------------------------------
/s/ Paul S. Otellini              Director                      October 20, 2000


------------------------------------------
/s/ William J. Razzouk            Director                      October 20, 2000



A majority of the members of the Board of Directors.

                   EXHIBIT INDEX

Exhibit                                                            Sequentially
  No.                                                              Numbered Page

5.1                Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1               Consent of KPMG LLP.
23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.
24.1               Power of Attorney (included on signature page).
99.1               Fritz Companies, Inc. Employee Stock Purchase Plan.
99.2               Amendment Number 3 to the Fritz Companies, Inc.
                   1992 Omnibus Equity Incentive Plan
                   (Amended May 17, 1994).

13
DOCSSF1:62898.11

DOCSSF1:62898.11

                                   EXHIBIT 5.1

                  Opinion of Orrick, Herrington & Sutcliffe LLP


                 [Letterhead of Orrick, Herrington & Sutcliffe]

October 23, 2000

Fritz Companies, Inc.
706 Mission Street
San Francisco, California  94103
Attention: Jan H. Raymond
General Counsel

Dear Sir:

                  Fritz Companies, Inc., a Delaware corporation, has requested our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed by it today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the shares of Common Stock, $.01 par value, of Fritz Companies, Inc. to be issued under the Fritz Companies, Inc. Employee Stock Purchase Plan and the 1992 Omnibus Equity Incentive Plan (the "Plans").

                  We have  examined  and are  relying  on  originals,  or copies certified or otherwise identified to our satisfaction, of such corporate records and such other instruments, certificates and representations of public officials, officers and representatives of Fritz Companies, Inc. and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

                  Based on the foregoing, it is our opinion that the shares of Fritz Companies, Inc. issuable under the Plans are duly authorized and, when issued in accordance with the terms of the Plans, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission issued thereunder.

                                Very truly yours,


                                             ORRICK, HERRINGTON & SUTCLIFFE LLP

                                  EXHIBIT 23.1

                         Consent of Independent Auditors



The Board of Directors and Stockholders
Fritz Companies, Inc.

We consent to incorporation by reference in this registration statement on Form S-8 of Fritz Companies, Inc. of our report dated June28, 2000, relating to the consolidated balance sheets of Fritz Companies, Inc. as of May 31, 2000 and May 31, 1999 and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended May 31, 2000, which report appears in the May 31, 2000 annual report on Form 10-K of Fritz Companies, Inc.



KPMG LLP

San Francisco, California
October 19, 2000

                                  EXHIBIT 99.1

                              Fritz Companies, Inc.
                          Employee Stock Purchase Plan


                                    SECTION 1
                                     PURPOSE


                  Fritz Companies, Inc. (the "Company") established The Fritz Companies, Inc. Employee Stock Purchase Plan (the "Plan"), effective as of August 1, 1996, in order to provide eligible employees of the Company and its participating Subsidiaries with the opportunity to purchase Common Stock through payroll deductions. The Company hereby amends and restates the Plan effective as of September 27, 2000, except as provided otherwise herein. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.


                                    SECTION 2
                                   DEFINITIONS


                  2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

                  2.2      "Board" means the Board of Directors of the Company.

                  2.3 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

                  2.4 "Committee" shall mean the committee appointed by the Board to administer the Plan. The members of the Committee shall serve at the pleasure of the Board and shall be comprised of Employees and/or members of the Board. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the effective date of the Plan, the Committee shall be administered by the Audit and Compensation Committee of the Board.

                  2.5      "Common Stock" means the common stock of the Company.

                  2.6 "Company" means Fritz Companies, Inc., a Delaware corporation.

                  2.7  "Compensation"  means  a  Participant's  base  salary  or
regular  wages   (including   sick  pay  and  vacation  pay).  A   Participant's
compensation shall not include any other type of remuneration.

                  2.8 "Eligible Employee" means every Employee of an Employer, except any Employee who (a) has not completed at least three months of service (one year of service prior to September 27, 2000) since his or her last hire date, (b) customarily works not more than 20 hours per week, or (c) immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), provided that the Committee, in its discretion, from time to time may determine that officers of the Company (as defined in Rule 16a-1 promulgated under the 1934 Act) shall not be Eligible Employees. Notwithstanding any contrary provision of clause (a) of the preceding sentence: (1) if an Employee who has satisfied the three months of service (one year service prior to September 27, 2000) requirement terminates employment with all Subsidiaries and, within one year of the termination, is rehired by an Employer, then the Employee shall be deemed to have satisfied such service requirement as of his or her rehire date, and (2) if an Employee becomes such as a direct result of the acquisition by the Company or a Subsidiary of the equity or assets of a non-Subsidiary, then solely for purposes of the Plan, the Employee shall receive service credit for his or her service with the non-Subsidiary commencing with the Employee's last date of hire with the non-Subsidiary.

                  2.9 "Employee" means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

                  2.10 "Employer" or "Employers" means any one or all of the Company and those Subsidiaries which, with the consent of the Board, have adopted the Plan.

                  2.11 "Enrollment Date" means the first business day of each Plan Year Quarter and/or such other dates determined by the Committee (in its discretion) from time to time.

                  2.12 "Grant Date" means any date on which a Participant is granted an option under the Plan.

                  2.13 "Participant" means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

                  2.14 "Plan" means The Fritz Companies, Inc. Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

                  2.15 "Plan Year" means the period of 12 consecutive months from August 1, 1996, through July 31, 1997, and each successive 12-month period thereafter, [except that the Plan Year commencing August 1, 2000 shall end on December 31, 2000, and each Plan Year thereafter shall be the calendar year].

                  2.16 "Plan Year Quarter" means, for any period ending prior to December 31, 2000, any of the four periods of three consecutive months which comprise the Plan Year: (a) August 1 through October 31, (b) November 1 through January 31, (c) February 1 through April 30, and (d) May 1 through July 31. The Plan Year Quarter commencing November 1, 2000 shall end on December 31, 2000; for options granted thereafter, Plan Year Quarters shall comprise any of the following four periods of three consecutive months: (a) January 1 through March 31, (b) April 1 through June 30, (c) July 1 through September 30 and (d) October 1 through December 31.

                  2.17 "Purchase Date" means the last business day of each Plan Year Quarter, or such other specific business days as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

                  2.18 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                    SECTION 3
                           SHARES SUBJECT TO THE PLAN


                  3.1 Number Available. A maximum of 200,000 shares of Common Stock shall be available for issuance pursuant to the Plan. However, no more than 100,000 shares of Common Stock actually shall be issued under the Plan unless and until the Committee determines that the additional 100,000 shares may be issued. Effective as of September 27, 2000, an additional 200,000 shares of Common Stock shall be available for issuance under the Plan. Shares sold under the Plan may be newly issued shares, treasury shares or shares purchased on the open market.

                  3.2 Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Board may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.


                                    SECTION 4
                                   ENROLLMENT


                  4.1 Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form as may be specified by the Committee from time to time. Any enrollment form received by the Company no later than seven calendar days before an Enrollment Date shall be effective on that Enrollment Date, provided that the Committee, in its discretion, may (on a uniform and nondiscriminatory basis) specify an earlier or later deadline for the submission of enrollment forms. Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires.

                  4.2 Payroll Withholding. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation. Pursuant to such procedures as the Committee may specify from time to time, a Participant may elect to have withholding equal to a specific dollar amount or a whole percentage from 1% to 10% (or such lesser percentage that the Committee may establish from time to time for all options to be granted on any Enrollment Date), provided that the dollar amount or percentage elected shall result in expected withholding of (a) not less than $15.00 per pay period, and (b) not more than $10,000 per Plan Year. A Participant may elect to increase or decrease his or her rate of payroll withholding (effective as of any Enrollment Date) by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. A Participant may stop his or her payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective, an enrollment form must be received by the Company no later than seven calendar days before the date elected for the change or cessation, provided that the Committee, in its discretion, may (on a uniform and nondiscriminatory basis) specify an earlier or later deadline for the submission of enrollment forms. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.


                                    SECTION 5
                        OPTIONS TO PURCHASE COMMON STOCK


                  5.1 Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

                  5.2 Duration of Option. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause
(b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the immediately following Enrollment Date.

                  5.3 Number of Shares Subject to Option. The number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date. In addition and notwithstanding the preceding, an option (taken together with all other options then outstanding under this Plan and under all other similar employee stock purchase plans of the Employers) shall not give the Participant the right to purchase shares at a rate which accrues in excess of $25,000 of fair market value at the applicable Grant Dates of such shares (less the fair market value at the applicable Grant Dates of any shares previously purchased during such year under options which have expired or terminated) in any calendar year during which such Participant is enrolled in the Plan at any time.

                  5.4 Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

                  (a) payment  for shares  purchased  under the option  shall be made only through payroll withholding under Section 4.2;

                  (b) if determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis), funds credited to each Participant's account may be credited with interest at a rate (which may be a variable rate) determined by the Committee from time to time in its discretion;

                  (c) purchase of shares upon exercise of the option will be accomplished  only in  installments in accordance with
                      Section 6.1;

                  (d) the price per share under the option will be determined as provided in Section 6.1; and

                  (e) the option in all respects  shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.


                                    SECTION 6
                               PURCHASE OF SHARES


                  6.1 Exercise of Option. Subject to Section 6.2, on each Purchase Date on or after September 27, 2000, the funds then credited to each Participant's account shall be transferred to a custodian or broker designated by the Committee, along with sufficient cash provided by the Company to permit the purchase at fair market value on the open market by such custodian or broker of the number of shares of Common Stock sufficient to cause the effective purchase price paid by the Participant (not including any amount paid by the Company) for such shares to equal the price per share as specified below in this
Section 6.1. Any cash remaining after whole shares of Common Stock have been purchased shall be carried forward in the Participant's account for the purchase of shares on the next Purchase Date. The price per share paid by the Participant (without regard to any cash provided by the Company) for the shares purchased under any option shall be the lower of:

                  (a) the  closing  price  per  share  of  Common  Stock  on the business day immediately preceding the Grant Date for such option on the NASD National Market System; or

                  (b) 90% of the  "average  closing  price per share"  (for this purpose, the "average closing price per share" means the arithmetic mean of the closing prices per share of Common Stock on the Purchase Date and the two business days immediately preceding the Purchase Date, as reported for each such business day on the NASD National Market System).

Notwithstanding the preceding, the purchase price paid by the Participant (without regard to any cash provided by the Company) under any option shall be increased to the extent necessary to ensure that the maximum discount permitted by Section 423(b) of the Code is not exceeded (all as determined by the Committee in its sole discretion). Thus, the price paid by the Participant per share under any option shall equal at least 85% of the lower of: (1) the closing price per share of Common Stock on the NASD National Market System on the Grant Date, or (2) the closing price per share of Common Stock on the NASD National Market System on the Purchase Date.

                  6.2 Crediting of Shares. Shares purchased on any Purchase Date shall be held by a custodian or broker designated by the Committee to hold such shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system. The Participant may direct the broker to sell such shares at any time (subject to applicable securities laws). However, except as determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis), the Participant may not direct that his or her shares be transferred to another broker or to any other person (including the Participant).

                  6.3 Exhaustion of Shares. If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Such reduction method shall be "bottom up", with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants (with interest).


                                    SECTION 7
                                   WITHDRAWAL


                  7.1 Withdrawal. A Participant may withdraw from the Plan by submitting a completed enrollment form to the Company. A withdrawal will be effective only if it is received by the Company at least seven calendar days before the proposed date of withdrawal, provided that the Committee, in its discretion, may specify (on a uniform and nondiscriminatory basis) an earlier or later deadline for the submission of enrollment forms. When a withdrawal becomes effective, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (without interest for the current Plan Year Quarter). Notwithstanding any contrary provision of the Plan, if a Participant withdraws from the Plan, he or she shall be permitted to re-enroll in the Plan as of the earlier of (a) any Enrollment Date which occurs six months or more after the date of his or her withdrawal, or (b) the first Enrollment Date of the next Plan Year.


                                    SECTION 8
                           CESSATION OF PARTICIPATION


                  8.1 Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (with interest). If a Participant is on a Company-approved leave of absence, his or her participation in the Plan shall continue for so long as he or she remains an Eligible Employee and has not withdrawn from the Plan pursuant to Section 7.1.


                                    SECTION 9
                           DESIGNATION OF BENEFICIARY


                  9.1 Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any amounts credited to the Participant's account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

                  9.2 Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

                  9.3 Failed Designations. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant's Account shall be payable to his or her estate.

                                   SECTION 10
                                 ADMINISTRATION


                  10.1 Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

                  10.2 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

                  10.3 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

                  (a) To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

                  (b) To determine any and all  considerations  affecting the eligibility of any employee to become
                      a Participant or to remain a Participant in the Plan;

                  (c) To cause an account or accounts to be maintained for each
                      Participant;

                  (d) To  determine  the time or times when,  and the number of shares for which,  options  shall be granted;

                  (e) To establish and revise an accounting method or formula for the Plan;

                  (f) To  designate  a  custodian  or broker to  receive  shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

                  (g) To determine the status and rights of Participants and their Beneficiaries or estates;

                  (h) To employ such brokers,  counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

                  (i) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

                  (j) To adopt such  procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;

                  (k) To determine the interest rate and  methodology  for
                      calculating the interest to be credited to Participants' accounts; and

                  (l) To  delegate  to any one or more of its  members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

                  10.4 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

                  10.5 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

                  10.6 Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

                  10.7 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.


                                   SECTION 11
                       AMENDMENT, TERMINATION AND DURATION


                  11.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants' accounts which have not been used to purchase shares shall be returned to the Participants (with interest) as soon as administratively practicable.

                  11.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.


                                   SECTION 12
                               GENERAL PROVISIONS


                  12.1 Participation by Subsidiaries. One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board. By adopting the Plan, an Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and (b) to the Committee to administer and interpret the Plan. Any Subsidiary may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

                  12.2 Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant's interest in the Plan is not transferable pursuant to a domestic relations order. The preceding shall not affect the Participant's right to direct the sale or transfer of shares that have been allocated to the Participant's account at the broker designated by the Committee (subject to the provisions of the Plan).

                  12.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                  12.4 Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

                  12.5 Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

                  12.6 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

                  12.7 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

                  12.8 Construction and Applicable Law. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code. Any provision of the Plan which is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of California (excluding California's conflict of laws provisions).

                  12.9 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.


                                   SECTION 13
                                    EXECUTION

                  IN WITNESS WHEREOF, Fritz Companies, Inc., by its duly authorized officer, has executed this Plan on the date indicated below.



                                                     FRITZ COMPANIES, INC.



Dated: _________________, 2000                       By________________________
                                                     Title:

                                                FRITZ COMPANIES, INC.


                                            EMPLOYEE STOCK PURCHASE PLAN

DOCSSF1:62898.11

                                TABLE OF CONTENTS

                                                                           Page


SECTION 1 PURPOSE.............................................................1
SECTION 2 DEFINITIONS.........................................................1
     2.1      "1934 Act"......................................................1
     2.2      "Board".........................................................1
     2.3      "Code"..........................................................1
     2.4      "Committee".....................................................1
     2.5      "Common Stock"..................................................1
     2.6      "Company".......................................................1
     2.7      "Compensation" .................................................2
     2.8      "Eligible Employee".............................................2
     2.9      "Employee"......................................................2
     2.10     "Employer" or "Employers".......................................2
     2.11     "Enrollment Date"...............................................2
     2.12     "Grant Date"....................................................2
     2.13     "Participant"...................................................2
     2.14     "Plan"..........................................................2
     2.15     "Plan Year".....................................................2
     2.16     "Plan Year Quarter".............................................3
     2.17     "Purchase Date".................................................3
     2.18     "Subsidiary"....................................................3
SECTION 3 SHARES SUBJECT TO THE PLAN..........................................3
     3.1      Number Available................................................3
     3.2      Adjustments.....................................................3
SECTION 4 ENROLLMENT..........................................................3
     4.1      Participation...................................................3
     4.2      Payroll Withholding.............................................4
SECTION 5 OPTIONS TO PURCHASE COMMON STOCK....................................4
     5.1      Grant of Option.................................................4
     5.2      Duration of Option..............................................4
     5.3      Number of Shares Subject to Option..............................4
     5.4      Other Terms and Conditions......................................5
SECTION 6 PURCHASE OF SHARES..................................................5
     6.1      Exercise of Option..............................................5
     6.2      Crediting of Shares.............................................6
     6.3      Exhaustion of Shares............................................6
SECTION 7 WITHDRAWAL..........................................................6
SECTION 8 CESSATION OF PARTICIPATION..........................................7
SECTION 9 DESIGNATION OF BENEFICIARY..........................................7
     9.1      Designation.....................................................7
     9.2      Changes.........................................................7
     9.3      Failed Designations.............................................7
SECTION 10 ADMINISTRATION.....................................................8
     10.1     Plan Administrator..............................................8
     10.2     Actions by Committee............................................8
     10.3     Powers of Committee.............................................8
     10.4     Decisions of Committee..........................................9
     10.5     Administrative Expenses.........................................9
     10.6     Eligibility to Participate......................................9
     10.7     Indemnification.................................................9
SECTION 11 AMENDMENT, TERMINATION AND DURATION................................9
     11.2     Duration of the Plan...........................................10
SECTION 12 GENERAL PROVISIONS................................................10
     12.1     Participation by Subsidiaries..................................10
     12.2     Inalienability.................................................10
     12.3     Severability...................................................10
     12.4     Requirements of Law............................................10
     12.5     Compliance with Rule 16b-3.....................................10
     12.6     No Enlargement of Employment Rights............................11
     12.7     Apportionment of Costs and Duties..............................11
     12.8     Construction and Applicable Law................................11
     12.9     Captions.......................................................11
SECTION 13 EXECUTION.........................................................11

DOCSSF1:484101.1
5582-5 YJ1

DOCSSF1:484101.1
5582-5 YJ1
An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of
Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.

                                  EXHIBIT 99.2

                              Fritz Companies, Inc.
                            Amendment Number 3 to the
                       1992 Omnibus Equity Incentive Plan
                             (Amended May 17, 1994)



                  FRITZ COMPANIES, INC., having adopted the Fritz Companies, Inc. 1992 Omnibus Equity Incentive Plan (the "Plan"), effective as of October 10, 1992, and amended and restated the Plan on one subsequent occasion, hereby amends the restated Plan, effective as of October 16, 2000 by deleting the numeral 4,520,000 from the first paragraph of Section 4.1 thereof in each place where it appears and substituting the numeral 6,520,000 therefor.

                  IN WITNESS WHEREOF, Fritz Companies, Inc., by its duly authorized officer, has executed this Amendment No. 3 on the date indicated below.


                                                FRITZ COMPANIES, INC.


Dated: October 16, 2000                         By: /s/ Jan Raymond

                                                Title: EVP/General Counsel